Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: January 21, 2025
Capital One Reports Fourth Quarter 2024 Net Income of $1.1 billion, or $2.67 per share
Net of adjusting items, Fourth Quarter 2024 Net Income of $3.09 per share(1)
McLean, Va. (January 21, 2025) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2024 of $1.1 billion, or $2.67 per diluted common share, compared with net income of $1.8 billion, or $4.41 per diluted common share in the third quarter of 2024, and with net income of $706 million, or $1.67 per diluted common share in the fourth quarter of 2023. Adjusted net income(1) for the fourth quarter of 2024 was $3.09 per diluted common share.
“Our fourth quarter results included steady top-line growth in our domestic card business, strong originations and a return to loan growth in our auto business, and stable credit results across our businesses,” said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer. “The shareholder votes on the Discover acquisition are scheduled for February 18th, and we continue to work closely with our regulators as our applications work their way through the regulatory approval process. We remain well positioned to complete the acquisition in early 2025, subject to regulatory and shareholder approvals.”
The quarter included the following adjusting items:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Discover integration expenses	$140	$0.27
Legal reserve activity	$75	$0.15
The quarter included the following notable item:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Accelerated philanthropy contributions	$100	$0.20

Capital One Fourth Quarter 2024 Earnings

All comparisons below are for the fourth quarter of 2024 compared with the third quarter of 2024 unless otherwise noted.
Fourth Quarter 2024 Income Statement Summary:
•Total net revenue increased 2 percent to $10.2 billion.
•Total non-interest expense increased 15 percent to $6.1 billion:
◦24 percent increase in marketing.
◦12 percent increase in operating expenses.
•Pre-provision earnings(2) decreased 13 percent to $4.1 billion.
•Provision for credit losses increased $160 million to $2.6 billion:
•Net charge-offs of $2.9 billion.
•$245 million loan reserve release.
•Net interest margin of 7.03 percent, a decrease of 8 basis points.
•Efficiency ratio of 59.75 percent.
◦Adjusted efficiency ratio(1) of 57.64 percent.
•Operating efficiency ratio of 46.26 percent.
◦Adjusted operating efficiency ratio(1) of 44.15 percent.
Fourth Quarter 2024 Balance Sheet Summary:
•Common equity Tier 1 capital ratio(3) under Basel III Standardized Approach of 13.5 percent at December 31, 2024.
•Period-end loans held for investment in the quarter increased $7.5 billion, or 2 percent, to $327.8 billion.
◦Credit Card period-end loans increased $5.9 billion, or 4 percent, to $162.5 billion.
•Domestic Card period-end loans increased $6.2 billion, or 4 percent, to $155.6 billion.
◦Consumer Banking period-end loans increased $1.3 billion, or 2 percent, to $78.1 billion.
•Auto period-end loans increased $1.3 billion, or 2 percent, to $76.8 billion.
◦Commercial Banking period-end loans increased $341 million, or less than 1 percent, to $87.2 billion.
•Average loans held for investment in the quarter increased $3.6 billion, or 1 percent, to $321.9 billion.
◦Credit Card average loans increased $3.4 billion, or 2 percent, to $157.3 billion.
•Domestic Card average loans increased $3.3 billion, or 2 percent, to $150.3 billion.
◦Consumer Banking average loans increased $1.0 billion, or 1 percent, to $77.2 billion.
•Auto average loans increased $1.0 billion, or 1 percent, to $76.0 billion.
◦Commercial Banking average loans decreased $777 million, or 1 percent, to $87.3 billion.
•Period-end total deposits increased $9.1 billion, or 3 percent, to $362.7 billion, while average deposits increased $7.2 billion, or 2 percent, to $358.3 billion.
•Interest-bearing deposits rate paid decreased 18 basis points to 3.45 percent.

Capital One Fourth Quarter 2024 Earnings

2024 Full Year Income Statement Summary:
◦Total net revenue increased 6 percent to $39.1 billion.
◦Total non-interest expense increased 6 percent to $21.5 billion:
▪14 percent increase in Marketing expense.
▪4 percent increase in operating expenses.
◦Pre-provision earnings(2) increased 7 percent to $17.6 billion.
◦Provision for credit losses increased $1.3 billion to $11.7 billion.
◦Net interest margin of 6.88 percent, an increased of 25 basis points.
◦Efficiency ratio of 54.93 percent.
▪Adjusted efficiency ratio(1) of 54.00 percent.
◦Operating efficiency ratio of 43.27 percent.
▪Adjusted operating efficiency ratio(1) of 42.35 percent.

Capital One Fourth Quarter 2024 Earnings

Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 21, 2025 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 4, 2025 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”).
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $362.7 billion in deposits and $490.1 billion in total assets as of December 31, 2024. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
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(1)    This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on January 21, 2025 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(2)    Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on January 21, 2025 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(3)    Regulatory capital metrics as of December 31, 2024 are preliminary and therefore subject to change.